EXHIBIT 99.2

American Finance Trust, Inc.
Supplemental Information

Quarter ended September 30, 2019 (unaudited)

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Forward-looking Statements:

This supplemental package includes “forward looking statements”. Forward-looking statements may be identified by the use of words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “pro forma,” “estimates,” “contemplates,” “aims,” “continues,” “would” or “anticipates” or the negative of these words and phrases or similar words or phrases. The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: the factors included in (i) the Annual Report on Form 10-K for the year ended December 31, 2018 of American Finance Trust, Inc. (the “Company”) filed on March 7, 2019, including those set forth under the headings “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Business,” and (ii) in future periodic reports filed by the Company under the Securities Exchange Act of 1934, as amended. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this press release, except as required by applicable law. For a further discussion of these and other factors that could impact the Company’s future results, performance or transactions, see the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2018 filed on March 7, 2019, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. Prospective investors should not place undue reliance on any forward-looking statements, which are based only on information currently available to the Company (or to third parties making the forward-looking statements).

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Financial Measures
This section includes non-GAAP financial measures, including Funds from Operations ("FFO"), Adjusted Funds from Operations ("AFFO"), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), Net Operating Income ("NOI") and Cash Net Operating Income ("Cash NOI"). While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined here, includes an adjustment for straight-line rent which is excluded from AFFO. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income (loss), is provided below. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, AFFO and NOI attributable to stockholders.
Caution on Use of Non-GAAP Measures
FFO, AFFO, Adjusted EBITDA, NOI and Cash NOI should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts ("NAREIT"), an industry trade group, definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate AFFO differently than we do. Consequently, our presentation of FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO and AFFO useful indicators of our performance. Because FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gains or losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our performance, including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to pay cash dividends. Investors are cautioned that FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations and Adjusted Funds from Operations
Funds from Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a performance measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper and approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gains and losses from sales of certain real estate assets, gain and losses from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for consolidated partially-owned entities (including our Operating Partnership) and equity in earnings of unconsolidated affiliates are made to arrive at our proportionate share of FFO attributable to our stockholders. Our FFO calculation complies with NAREIT’s definition.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time, especially if not adequately maintained or repaired and renovated as required by relevant circumstances or as requested or required by lessees for operational purposes in order to maintain the value disclosed. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a more complete understanding of our performance to investors and to management, and when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Adjusted Funds from Operations
In calculating AFFO, we start with FFO, then we exclude certain income or expense items from AFFO that we consider to be more reflective of investing activities, such as fees related to the Listing, non-cash income and expense items and the income and expense effects of other activities that are not a fundamental attribute of our day to day operating business plan, such as amounts related to litigation arising out of AFIN's 2017 merger with American Realty Capital - Retail Centers of America, Inc. (the "Merger"). These amounts include legal costs incurred as a result of the litigation, portions of which have been and may in the future be reimbursed under insurance policies maintained by us. Insurance reimbursements are deducted from AFFO in the period of reimbursement. We believe that excluding the litigation costs and subsequent insurance reimbursements related to litigation arising out of the Merger helps to provide a better understanding of the operating performance of our business. Other income and expense items also include early extinguishment of debt and unrealized gains and losses, which may not ultimately be realized, such as gains or losses on derivative instruments and gains and losses on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent, vesting and conversion of Class B Units and share-based compensation related to restricted shares and the multi-year outperformance agreement from AFFO, we believe we provide useful information regarding those income and expense items which have a direct impact on our ongoing operating performance. By providing AFFO, we believe we are presenting useful information that can be used to better assess the sustainability of our ongoing operating performance without the impact of transactions or other items that are not related to the ongoing performance of our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently.
In calculating AFFO, we exclude certain expenses which under GAAP are characterized as operating expenses in determining operating net income (loss). All paid and accrued merger, acquisition and transaction related fees and certain other expenses negatively impact our operating performance during the period in which expenses are incurred or properties are acquired will also have negative effects on returns to investors but are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss). In addition, as discussed above, we view gains and losses from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management's analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gains or losses, we believe AFFO provides useful supplemental information. We believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to pay dividends.
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income and Cash Net Operating Income.
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition and transaction-related expenses, fees related to the Listing, other non-cash items such as the vesting and conversion of the Class B Units, expense related to our multi-year outperformance agreement with the Advisor and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
NOI is a non-GAAP financial measure used by us to evaluate the operating performance of our real estate. NOI is equal to total revenues, excluding contingent purchase price consideration, less property operating and maintenance expense. NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss). We believe NOI provides useful and relevant information because it reflects only those income and expense items that are incurred at the property level and presents such items on an unleveraged basis. We use NOI to assess and compare property level performance and to make decisions concerning the operations of the properties. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating expenses and acquisition activity on an unleveraged basis, providing perspective not immediately apparent from net income (loss). NOI excludes certain items included in calculating net income (loss) in order to provide results that are more closely related to a property's results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or our ability to pay dividends.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Cash NOI, is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as NOI excluding amortization of above/below market lease intangibles and straight-line adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs present Cash NOI.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Key Metrics
As of and for the three months ended September 30, 2019

Financial Results (Amounts in thousands, except per share data)
Revenue from tenants	$72,863
Net income attributable to common stockholders	$(2,931)
Basic and diluted net income per share attributable to common stockholders	$(0.03)
Cash NOI [1]	$55,246
Adjusted EBITDA [1]	$50,347
AFFO attributable to common stockholders [1]	$23,368
Dividends declared [2]	$29,212

Balance Sheet and Capitalization (Amounts in thousands, except ratios and percentages)
Gross asset value [3]	$3,959,277
Net debt [4] [5]	$1,562,591
Total consolidated debt [5]	$1,639,429
Total assets	$3,457,062
Liquidity [6]	$255,440

Common shares outstanding as of September 30, 2019	106,678

Net debt to gross asset value	39.5%
Net debt to adjusted EBITDA [1] (annualized based on quarterly results)	7.8	x

Weighted-average interest rate cost [7]	4.5%
Weighted-average debt maturity (years) [8]	3.9
Interest Coverage Ratio [9]	2.7	x

Real Estate Portfolio	Single-Tenant Portfolio	Multi-Tenant Portfolio	Total Portfolio
Portfolio Metrics:
Real estate investments, at cost (in billions)	$2.3	$1.5	$3.8
Number of properties	738	33	771
Square footage (in millions)	11.0	7.2	18.2
Annualized straight-line rent (in millions) [10]	$175.0	$89.0	$264.0
Annualized straight-line rent per leased square foot	$16.0	$13.9	$15.2
Occupancy [11]	99.3%	89.1%	95.2%
Weighted-average remaining lease term (years) [12]	10.9	4.9	8.9
% investment grade [13]	74.6%	—%	N/A
% of anchor tenants in multi-tenant portfolio that are investment grade [13] [14]	—%	38.5%	N/A
% of leases with rent escalators [15]	88.1%	67.0%	81.0%
Average annual rent escalator [15]	1.3%	1.3%	1.3%
——
[1] This Non-GAAP metric is reconciled below.
[2] Represents dividends declared on shares of the Company’s common stock payable to holders of record on the applicable record date.
[3] Defined as total assets plus accumulated depreciation and amortization as of September 30, 2019.
[4] Represents total debt outstanding less cash and cash equivalents.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.
[6] Liquidity includes the amount available for future borrowings under the Company's credit facility of $178.6 million and cash and cash equivalents. The $178.6 million is net of $2.7 million in letters of credit posted against the amount available for future borrowings as of September 30, 2019. In accordance with the Company's credit facility, the Company is permitted to pay distributions in an aggregate amount not exceeding 105% of Modified FFO for any applicable period (commencing with the period of two consecutive fiscal quarters ended on September 30, 2019) if, as of the last day of the period, the Company is able to satisfy a maximum leverage ratio after giving effect to the payments and also has a combination of cash, cash equivalents and amounts available for future borrowings under the credit facility of not less than $60.0 million. As of September 30, 2019, we satisfied these conditions.
[7] Weighted based on the outstanding principal balance of the debt as of September 30, 2019.
[8] Weighted based on the outstanding principal balance of the debt as of September 30, 2019 and does not reflect any changes to maturity dates subsequent to
September 30, 2019. The maturity date of the Company's credit facility was automatically extended from April 2020 to April 2022 upon the listing of the
Company's stock on the NASDAQ in July 2018. In addition, the Company has the right to extend the maturity date to April 2023.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

[9] The interest coverage ratio is calculated by dividing adjusted EBITDA by cash paid for interest (interest expense less amortization of deferred financing costs, net, change in accrued interest and amortization of mortgage premiums on borrowings) for the quarter ended September 30, 2019.
Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[10] Calculated using the most recent available lease terms as of September 30, 2019.
[11] Only includes leases which have commenced and were taken possession by the tenant as of September 30, 2019.
[12] The weighted-average remaining lease term (years) is based on straight-line rent.
[13] As used herein, investment grade includes both actual investment grade ratings of the tenant or guarantor, if available, or implied investment grade. Implied investment grade may include actual ratings of tenant parent, guarantor parent (regardless of whether or not the parent has guaranteed the tenant’s obligation under the lease) or by using a proprietary Moody’s analytical tool, which generates an implied rating by measuring a company’s probability of default. Ratings information is as of September 30, 2019. The weighted averages are based on straight-line rent. Single-tenant portfolio tenants are 45.8% actual investment grade rated and 28.8% implied investment grade rated.
[14] Anchor tenants are defined as tenants that occupy over 10,000 square feet of one of the Company's multi-tenant properties. Anchor tenants are 23.3% actual investment grade rated and 15.2% implied investment grade rated.
[15] Based on annualized straight-line rent as of September 30, 2019. Contractual rent increases include fixed percent or actual increases, or CPI-indexed increases.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019

Consolidated Balance Sheets
Amounts in thousands, except share and per share data

	September 30, 2019	December 31, 2018
	(Unaudited)
ASSETS
Real estate investments, at cost:
Land	$669,879	$629,190
Buildings, fixtures and improvements	2,637,538	2,441,659
Acquired intangible lease assets	443,468	413,948
Total real estate investments, at cost	3,750,885	3,484,797
Less: accumulated depreciation and amortization	(502,215)	(454,614)
Total real estate investments, net	3,248,670	3,030,183
Cash and cash equivalents	76,838	91,451
Restricted cash	19,665	18,180
Deposits for real estate investments	115	3,037
Goodwill	—	1,605
Deferred costs, net	17,063	16,222
Straight-line rent receivable	44,253	37,911
Operating lease right-of-use assets	19,083	—
Prepaid expenses and other assets	21,267	19,439
Assets held for sale	10,108	44,519
Total assets	$3,457,062	$3,262,547

LIABILITIES AND STOCKHOLDERS' EQUITY
Mortgage notes payable, net	$1,309,852	$1,196,113
Credit facility	317,700	324,700
Below market lease liabilities, net	83,308	89,938
Accounts payable and accrued expenses (including $958 and $2,634 due to related parties as of September 30, 2019 and December 31, 2018, respectively)	28,452	28,383
Operating lease liabilities	19,315	—
Derivative liabilities, at fair value	—	531
Deferred rent and other liabilities	9,952	13,067
Dividends payable	2,830	80
Total liabilities	1,771,409	1,652,812

7.50% Series A cumulative redeemable perpetual preferred stock, $0.01 par value, liquidation preference $25.00 per share, 6,796,000 shares authorized, 6,036,056 issued and outstanding as of September 30, 2019 and no shares issued and outstanding as of December 31, 2018	60	—
Common stock, $0.01 par value per share, 300,000,000 shares authorized, 106,677,866 and 106,230,901 shares issued and outstanding as of September 30, 2019 and December 31, 2018, respectively	1,067	1,063
Additional paid-in capital	2,567,059	2,412,915
Accumulated other comprehensive loss	—	(531)
Distributions in excess of accumulated earnings	(898,493)	(812,047)
Total stockholders' equity	1,669,693	1,601,400
Non-controlling interests	15,960	8,335
Total equity	1,685,653	1,609,735
Total liabilities and equity	$3,457,062	$3,262,547

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except share and per share data

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenue from tenants	$72,863	$79,109	$71,541	$75,092

Operating expenses:
Asset management fees to related party	6,545	6,335	6,038	5,848
Property operating expense	12,398	13,137	12,836	14,059
Impairment of real estate investments	—	4	823	11,023
Acquisition, transaction and other costs [1]	489	1,892	854	1,616
Equity-based compensation [2]	3,217	3,268	3,021	2,935
General and administrative	3,573	6,441	6,061	5,876
Depreciation and amortization	29,901	30,924	32,086	32,638
Goodwill impairment	—	1,605	—	—
Total operating expenses	56,123	63,606	61,719	73,995
Operating income (loss) before gain on sale of real estate investments	16,740	15,503	9,822	1,097
Gain on sale of real estate investments	1,933	14,365	2,873	2,186
Operating income (loss)	18,673	29,868	12,695	3,283
Other (expense) income:
Interest expense	(18,569)	(21,995)	(18,440)	(17,623)
Other income	48	667	2,545	794
Total other expense, net	(18,521)	(21,328)	(15,895)	(16,829)
Net income (loss)	152	8,540	(3,200)	(13,546)
Net (income) loss attributable to non-controlling interests	(4)	(14)	3	22
Preferred stock dividends	(3,079)	(642)	(30)	—
Net income (loss) attributable to common stockholders	$(2,931)	$7,884	$(3,227)	$(13,524)

Basic and Diluted Net Loss Per Share:
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$(0.03)	$0.07	$(0.03)	$(0.13)
Weighted-average shares outstanding — Basic	106,139,668	106,075,741	106,076,588	106,096,401
Weighted-average shares outstanding — Diluted	106,139,668	106,394,277	106,076,588	106,096,401
——
[1] For the three months ended September 30, 2019 and June 30, 2019, includes litigation costs related to the Merger of $0.2 million and $0.2 million, respectively. For the three months ended March 31, 2019 and December 31, 2018, includes litigation costs related to the Merger of $0.3 million and $0.4 million, respectively, which were previously classified as general and administrative expenses.

[2] For the three months ended September 30, 2019 and June 30, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million and $0.3 million, respectively. For the three months ended March 31, 2019 and December 31, 2018, includes equity-based compensation related to the Company's restricted common shares of $0.3 million and $0.3 million, respectively, that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
EBITDA:
Net income (loss)	$152	$8,540	$(3,200)	$(13,546)
Depreciation and amortization	29,901	30,924	32,086	32,638
Interest expense	18,569	21,995	18,440	17,623
EBITDA [1]	48,622	61,459	47,326	36,715
Impairment of real estate investments	—	4	823	11,023
Acquisition, transaction and other costs [2]	489	1,892	854	1,616
Equity-based compensation [3]	3,217	3,268	3,021	2,935
Gain on sale of real estate investments	(1,933)	(14,365)	(2,873)	(2,186)
Other income	(48)	(667)	(2,545)	(794)
Goodwill impairment	—	1,605	—	—
Adjusted EBITDA [1]	50,347	53,196	46,606	49,309
Asset management fees to related party	6,545	6,335	6,038	5,848
General and administrative	3,573	6,441	6,061	5,876
NOI [1]	60,465	65,972	58,705	61,033
Amortization of market lease and other intangibles, net	(2,503)	(1,723)	(1,839)	(6,054)
Straight-line rent	(2,716)	(1,566)	(1,196)	(2,119)
Cash NOI [1]	$55,246	$62,683	$55,670	$52,860

Cash Paid for Interest:
Interest expense	$18,569	$21,995	$18,440	$17,623
Amortization of deferred financing costs, net and change in accrued interest	(725)	(3,062)	(1,329)	(1,461)
Amortization of mortgage discounts and premiums on borrowings	839	839	794	1,097
Total cash paid for interest	$18,683	$19,772	$17,905	$17,259
——
[1] For the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in Revenue from tenants in the consolidated statements of operations.

[2] For the three months ended September 30, 2019 and June 30, 2019, includes litigation costs related to the Merger of $0.2 million and $0.2 million, respectively. For the three months ended March 31, 2019 and December 31, 2018, includes litigation costs related to the Merger of $0.3 million and $0.4 million, respectively, which were previously classified as general and administrative expenses.

[3] For the three months ended September 30, 2019 and June 30, 2019, includes equity-based compensation expense related to the Company's restricted common shares of $0.3 million and $0.3 million, respectively. For the three months ended March 31, 2019 and December 31, 2018, includes equity-based compensation related to the Company's restricted common shares of $0.3 million and $0.3 million, respectively, that was previously classified as general and administrative expenses.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	September 30, 2019	June 30, 2019	March 31, 2019	December 31, 2018
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Funds from operations (FFO):
Net income (loss) attributable to common stockholders (in accordance with GAAP)	$(2,931)	$7,884	$(3,227)	$(13,524)
Impairment of real estate investments	—	4	823	11,023
Depreciation and amortization	29,901	30,924	32,086	32,638
Gain on sale of real estate investments	(1,933)	(14,365)	(2,873)	(2,186)
Proportionate share of adjustments for non-controlling interest to arrive at FFO	(45)	(27)	(49)	(67)
FFO attributable to common stockholders [1]	24,992	24,420	26,760	27,884
Acquisition, transaction and other costs [2]	489	1,892	854	1,616
Litigation cost reimbursements related to the Merger [3]	—	(115)	(1,833)	—
Amortization of market lease and other intangibles, net	(2,503)	(1,723)	(1,839)	(6,054)
Straight-line rent	(2,716)	(1,566)	(1,196)	(2,119)
Amortization of mortgage premiums on borrowings	(839)	(839)	(794)	(1,097)
Equity-based compensation [4]	3,217	3,268	3,021	2,935
Amortization of deferred financing costs, net and change in accrued interest	725	3,062	1,329	1,461
Goodwill impairment [5]	—	1,605	—	—
Proportionate share of adjustments for non-controlling interest to arrive at AFFO	3	(7)	1	6
AFFO attributable to common stockholders [1]	$23,368	$29,997	$26,303	$24,632

Weighted-average common shares outstanding	106,140	106,394	106,077	106,096
Net income (loss) per share attributable to common stockholders — Basic and Diluted	$(0.03)	$0.07	$(0.03)	$(0.13)
FFO per common share	$0.24	$0.23	$0.25	$0.26
AFFO per common share	$0.22	$0.28	$0.25	$0.23
Dividends declared [6]	$29,212	$29,213	$29,207	$19,487
——
[1] FFO and AFFO for the three months ended June 30, 2019 includes income from a lease termination fee of $7.6 million, which is recorded in Revenue from tenants in the consolidated statements of operations. While such termination payments occur infrequently, they represent cash income for accounting and tax purposes and as such management believes they should be included in both FFO and AFFO, consistent with what the Company believes to be general industry practice.
[2] Includes litigation costs related to the Merger which were included as an adjustment in the calculation above beginning in the fourth quarter of 2018, and were not presented as an adjustment in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2018, June 30, 2018 and September 30, 2018.
[3] Included in "Other income" in the Company's consolidated statement of operations.
[4] Includes expense related to the amortization of the Company's restricted common shares and LTIP Units related to its multi- year outperformance agreement, which were previously presented in separate lines within the table above.
[5] This is a non-cash item and is added back as it is not considered indicative of operating performance.
[6] Represents dividends declared to common stockholders. In January 2019, the Company declared a dividend for December 2018, January 2019 and February 2019 resulting in only 11 months of declared dividends during the year ended December 31, 2018. Notwithstanding the changes to the declaration dates, the Company paid 12 months of dividends during the year ended December 31, 2018.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Debt Overview
As of September 30, 2019
Amounts in thousands, except ratios and percentages

Year of Maturity	Number of Encumbered Properties	Weighted-Average Debt Maturity (Years) [3]	Weighted-Average Interest Rate [3][4]	Total Outstanding Balance [5]	Percent
Non-Recourse Debt
2019 (remainder)	—	—	—%	953
2020	245	1.1	4.5%	539,245
2021	117	1.7	5.3%	248,371
2022	—	—	—%	2,311
2023	—	—	—%	2,643
Thereafter	261	7.2	4.3%	528,207
Total Non-Recourse Debt	623	3.9	4.6%	1,321,730	81%

Recourse Debt [1]
Credit Facility [2]		3.6	4.2%	317,700
Total Recourse Debt		3.6	4.2%	317,700	19%

Total Debt		3.9	4.5%	$1,639,430	100%
——
[1] Recourse debt is debt that is guaranteed by the Company.
[2] The maturity date of the Company's credit facility is April 2022. The Company has the right to extend the maturity date to April 2023.
[3] Weighted based on the outstanding principal balance of the debt.
[4] As of September 30, 2019, the Company’s total combined debt was 80.6% fixed rate and 19.4% floating rate.
[5] Excludes the effect of deferred financing costs, net and mortgage premiums, net.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Future Minimum Base Lease Rents Due to the Company
As of September 30, 2019
Amounts in thousands

Future Minimum Base Rent Payments [1]
2019 (remainder)	$62,146
2020	247,664
2021	239,127
2022	228,306
2023	215,826
2024	197,069
Thereafter	1,208,313
Total	$2,398,451
——
[1] Represents future minimum base rent payments on a cash basis due to the Company over the next five years and thereafter. These amounts exclude contingent rent payments, as applicable, that may be collected from certain tenants based on provisions related to sales thresholds and increases in annual rent based on exceeding certain economic indexes among other items.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Top Ten Tenants (by annualized straight-line rent)
As of September 30, 2019
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent	Remaining Lease Term [2]	Investment Grade [3]
SunTrust Bank	Retail	Retail Banking	$19,402	7%	9.7	Yes
Sanofi US	Office	Pharmaceuticals	17,143	6%	13.3	Yes
Mountain Express	Retail	Gas/Convenience	13,237	5%	18.9	No
AmeriCold	Distribution	Refrigerated Warehousing	12,720	5%	8.0	Yes
Stop & Shop	Retail	Grocery	8,770	3%	7.3	Yes
Tenants 6 - 10	Various	Various	33,786	13%	12.2	4 of 5 - Yes
Subtotal			105,058	40%	11.8

Remaining portfolio			158,920	60%

Total Portfolio			$263,978	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2019.
[2] Based on straight-line rent as of September 30, 2019.
[3] The top ten tenants are 53.8% actual investment grade rated and 28.5% implied investment grade rated (see page 6 for definition of Investment Grade).

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Diversification by Property Type
As of September 30, 2019
Amounts in thousands, except percentages

	Total Portfolio
Property Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Retail (including Power and Lifestyle Centers)	$209,023	79%	12,454	68%
Distribution	28,857	11%	4,351	24%
Office	26,098	10%	1,442	8%
Total	$263,978	100%	18,247	100%

	Retail Properties
Tenant Type	Annualized SL Rent [1]	SL Rent Percent	Square Feet [2]	Sq. ft. Percent
Single-Tenant:
Service-oriented	$104,380	50%	3,547	31%
Traditional retail	15,637	7%	1,659	14%
Multi-Tenant:
Experiential/e-commerce defensive	42,805	21%	2,421	21%
Other traditional retail	46,201	22%	3,995	34%
Total	$209,023	100%	11,622	100%
——
[1] Calculated using the most recent available lease terms as of September 30, 2019.
[2] Represents total rentable square feet of retail properties occupied as of September 30, 2019.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Diversification by Geography
As of September 30, 2019
Amounts in thousands, except percentages

	Total Portfolio
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Alabama	$14,199	5.4%	1,287	7.0%
Alaska	407	0.2%	9	0.1%
Arizona	352	0.1%	22	0.1%
Arkansas	2,284	0.9%	85	0.4%
California	228	0.1%	9	0.1%
Colorado	776	0.3%	51	0.3%
Connecticut	1,640	0.6%	84	0.5%
Delaware	176	0.1%	5	0.1%
District of Columbia	236	0.1%	3	0.1%
Florida	20,083	7.6%	1,175	6.4%
Georgia	26,105	9.9%	1,888	10.3%
Idaho	331	0.1%	14	0.1%
Illinois	9,074	3.4%	711	3.9%
Indiana	1,949	0.7%	82	0.4%
Iowa	2,752	1.0%	166	0.9%
Kansas	3,098	1.2%	264	1.4%
Kentucky	9,329	3.5%	610	3.2%
Louisiana	5,088	1.9%	316	1.7%
Maine	202	0.1%	12	0.1%
Maryland	1,239	0.5%	36	0.2%
Massachusetts	6,069	2.3%	589	3.2%
Michigan	6,223	2.4%	373	2.0%
Minnesota	11,435	4.3%	761	4.2%
Mississippi	3,521	1.3%	178	1.0%
Missouri	5,795	2.2%	486	2.7%
Montana	1,243	0.5%	44	0.2%
Nebraska	514	0.2%	12	0.1%
Nevada	7,017	2.7%	408	2.2%
New Hampshire	127	0.1%	6	0.1%
New Jersey	18,655	7.1%	818	4.5%
New Mexico	629	0.2%	47	0.3%
New York	2,351	0.9%	172	0.9%
North Carolina	18,082	6.8%	1,493	8.2%
North Dakota	1,222	0.5%	170	0.9%
Ohio	16,932	6.4%	887	4.9%
Oklahoma	8,920	3.4%	849	4.6%
Pennsylvania	9,459	3.6%	524	2.9%
Rhode Island	2,419	0.9%	149	0.8%
South Carolina	13,973	5.3%	1,454	8.0%
South Dakota	339	0.1%	47	0.3%
Tennessee	4,068	1.5%	276	1.5%
Texas	12,579	4.8%	822	4.4%
Utah	189	0.1%	6	0.1%
Virginia	3,547	1.3%	210	1.2%
West Virginia	1,175	0.4%	39	0.2%
Wisconsin	6,629	2.5%	532	2.9%
Wyoming	1,318	0.5%	66	0.4%
Total	$263,978	100.0%	18,247	100.0%
[1] Calculated using the most recent available lease terms as of September 30, 2019.

American Finance Trust, Inc.
Supplemental Information
Quarter ended September 30, 2019 (Unaudited)

Lease Expirations
As of September 30, 2019
Amounts in thousands, except ratios and percentages

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Leased Square Feet Expiring
		(In thousands)		(In thousands)
2019 (Remaining)	49	$3,704	1.4%	335	1.9%
2020	75	6,208	2.4%	334	1.9%
2021	83	16,471	6.2%	1,421	8.2%
2022	95	12,215	4.6%	1,142	6.6%
2023	111	16,817	6.4%	1,185	6.8%
2024	101	20,089	7.6%	1,465	8.4%
2025	83	21,210	8.0%	1,635	9.4%
2026	42	15,534	5.9%	1,011	5.8%
2027	97	33,530	12.7%	3,556	20.5%
2028	71	9,510	3.6%	735	4.2%
2029	116	22,125	8.4%	1,173	6.8%
2030	35	8,787	3.3%	672	3.9%
2031	40	10,175	3.9%	409	2.4%
2032	12	20,207	7.7%	836	4.8%
2033	63	8,259	3.1%	280	1.6%
2034	13	2,038	0.8%	117	0.7%
Thereafter (>2034)	238	37,099	14.0%	1,052	6.1%
Total	1,324	$263,978	100.0%	17,358	100.0%
——
[1] Calculated using the most recent available lease terms as of September 30, 2019.